To Our Shareholders:

When we convened our Special Meeting of Shareholders on December 19th, 2001, we did not have enough votes present to constitute a quorum. We have adjourned the meeting until January 25th, 2002 at 3:00 PM EST and will reconvene at Information Architects' headquarters located at 4064 Colony Rd., Suite 100, Charlotte, NC 28211.

Your vote is vital. We need your participation in order to pass measures that management and the Board of Directors feel are in the best interest of the Company. Management believes that delisting from the NASDAQ National Market System is a distinct possibility if proposition #1 is not approved. In addition, the remaining propositions are critical to provide cash and incentives to successfully run the company.

Remember, if you don't return a signed proxy, vote by phone or the Internet or vote in person at the reconvened meeting, we cannot even count your shares toward a quorum which may mean that we cannot move forward on any issues. It is imperative that you at least send in a signed proxy so we can have a valid shareholder meeting.

Enclosed is an additional proxy card similar to the one mailed to you on or about November 30, 2001. In connection with our Special Meeting, the Company has recently provided the option for Shareholders to vote by phone or via the Internet. If you are a Shareholder of record, you may vote by phone, or through the Internet, by following the instructions included with your proxy card. The deadline for voting by phone or through the Internet as a Shareholder of record is 5:00 p.m., eastern time, on January 24, 2002. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions.

If you did not take the opportunity to execute and return the proxy card originally sent to you, please execute and return the enclosed proxy card or vote by phone or the Internet at your earliest convenience.

You may vote by:
o  Signing and mailing the enclosed proxy card
o  Voting online through the Internet using the website provided on the proxy card
o  Voting by phone using the voting by phone number provide on the proxy card
o Vote in person by attending the reconvened shareholder meeting on January 25, 2002

You were previously mailed a proxy statement for this meeting explaining the agenda items, together with our 2000 Annual Report. They are also available online through Edgar. If you need an additional copy, please contact Ms. Jones at (704) 365-2324.

You are all owners of this company and I ask for your participation.

Very truly yours,


Robert F. Gruder
Chief Executive Officer

                       INFORMATION ARCHITECTS CORPORATION

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUVH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

Proxy solicited by the Board of Directors for the Special Meeting to be held on December 19, 2001

         The undersigned, revoking all prior proxies, hereby appoints Robert F. Gruder and Thomas J. Dudchik, each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $0.001 par value Common Stock and of the Series A Preferred Stock of the undersigned in Information Architects Corporation at the Special Meeting of Stockholders of the Company to be held on December 19, 2001 at Information Architects Corporation's offices located at 4064 Colony Road, Suite 100, Charlotte, North Carolina at 3:30 p.m., local time, and at any adjournments thereof.

         Attendance of the undersigned at the Special Meeting will not be deemed to revoke this proxy unless the undersigned delivers a written revocation or subsequently dated proxy to the Secretary of Information Architects or by voting in person at the meeting. The last vote you submit chronologically will supersede your prior vote(s). If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be at the meeting.

1.      Proposal to effect a one-for-five reverse stock split.
                  [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

2. Proposal to sell its securities in an amount equal to up to 40% of the outstanding common stock of Information Architects Corporation or 40% of the voting power, to investors from time to time or in any single transaction, as determined by the Board of Directors.
                  [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

3. Proposal to increase the number of shares of common stock that may be issued under the Alydaar Software Corporation Omnibus Stock Plan from 800,000 to 4,000,000 shares after giving effect to the proposed reverse stock split (such amendment to the 1994 Plan to be contingent upon the approval by the stockholders, and implementation of the reverse split).
                  [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

4. Proposal to increase the number of shares of common stock available for purchase under Information Architects' 1997 Employee Stock Purchase Plan from 200,000 to 1,000,000 shares (or from 40,000 to 200,000 shares after giving effect to the proposed reverse stock split).
                  [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED, RETURNED IN THE ENCLOSED ENVELOPE AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. YOU MUST EXECUTE AND RETURN THIS PROXY OR VOTE BY PHONE OR INTERNET OR IN PERSON TO VOTE YOUR SHARES OR HAVE THEM COUNTED TOWARD THE QUORUM.

     [ ] Please indicate by check mark if you plan to attend in person the Information Architects Corporation Special Meeting at Information Architects Corporation's Headquarters, 4064 Colony Road, Charlotte, North Carolina 28211 at 3:30 p.m. on December 19, 2001.

The undersigned acknowledges receipt of the Notice of said Special Meeting and of the Proxy Statement attached thereto.

Signed: _____________________________

Dated: ______________________________, 2001

PLEASE SIGN EXACTLY AS NAME APPEARS. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE AS SUCH.

Please mark, sign, date and return the proxy card using the enclosed envelope.